EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Investor Relations Contact:
Fabrice Klein
fklein@interland.com



                  INTERLAND REPORTS SECOND-QUARTER 2004 RESULTS

     COMPANY REPORTS CONTINUED PROGRESS TOWARD ITS ORGANIC GROWTH OBJECTIVES

ATLANTA, April 14, 2004 - Interland, Inc. (Nasdaq: INLD), a leading provider of business-class Web hosting and online services to small and medium businesses
(SMBs), today announced financial results for its second fiscal quarter of 2004, ended on February 29, 2004.

"In our second quarter of focus on organic growth, we are pleased with the further progress made on each of the two priorities of the company. We have again reduced net MRC churn1 in our hosting business, and we have increased our knowledge and experience in the mainstream business", said Joel J. Kocher, Interland's chairman and chief executive officer. "Our recently announced resource realignment should enable us to continue down the path to organic growth while enhancing our financial performance."

The company  reported  revenues of $26.0 million for the quarter,  a decrease of
2.4 percent from the prior quarter. Net loss from continuing operations was $9.4 million for the quarter equating to a loss of $0.58 per share on 16.2 million shares outstanding. Including discontinued operations, net loss for the quarter was $10.1 million, or $0.62 per share. EBITDA2 loss from continuing operations was $0.95 million for the period.

Allen L. Shulman, Interland's chief financial officer, said, "As a result of our ongoing efforts and investments aimed at improving reliability and customer satisfaction, we reduced total net churn this quarter by nearly 25 percent from the November quarter. So far this year, our churn reduction and sales growth efforts have resulted in a nearly two-third decrease in net churn when comparing this quarter to the fourth quarter of last fiscal year. Last quarter we reported that we had reduced net churn to $55,000 in November 2003, the last month of our first fiscal quarter. By then, the three-month trailing average net churn was




------------------------
(1) Interland uses interchangeably the terms "monthly recurring revenue", "monthly recurring charges", and "MRC" to describe the product of the number of customers and the average amount each is nominally obligated to pay for services on a monthly basis. Reported revenue varies from MRC because of the effect of deferred revenue accounting, and because of credit memos, refunds, and add-on charges imposed for non-recurring services or products, such as domain name registration or excess use of connectivity. The company calculates "MRC gross churn" as the difference between the MRC at the beginning and at the end of the period before taking into account any new sales or upgrades. "Net MRC churn" is the difference between MRC at the beginning and at the end of the period. The company does not include revenue derived from royalty fees in MRC, even though certain royalty agreements provide for monthly payments. Despite the industry's common use of the term "recurring", most customers of Interland have month-to-month contracts and have no legal obligation to continue to use or pay for the company's services.

(2) EBITDA from continuing operations is a non-GAAP financial measure that is most directly comparable to the GAAP financial measure of Net Loss from continuing operations. Reconciliations of the non-GAAP measure to both Net Loss from continuing operations, as well as to Net Cash Used in Operating Activities, are attached.

$62,000. By February 2004, the last month of the second quarter, net churn had decreased to $19,800, or just one-quarter of one percent of monthly MRC, with a three-month trailing average of $47,000. In the month of March, this positive trend continued, ending with a three-month trailing average net churn of just $26,000. We are glad to see that the trend continues and that our hosting business revenue is stabilizing."

ORGANIC GROWTH INITIATIVES

Interland continues to believe there is an attractive opportunity to grow its business by making it easy, affordable, and profitable for the country's more than 20 million mainstream small businesses to have an effective Web presence at a reasonable cost. The company had announced that to achieve this goal it would increase its efforts and its investment in developing an array of attractive products, services, and distribution channels. Consequently, during the second quarter the company devoted a net expenditure of about $2.2 million to this initiative and increased the number of direct field sales representatives and markets covered, launched specific industry vertical versions of its proprietary Web site development software, implemented telemarketing initiatives, pursued strategic distribution partnerships, and grew the marketing, Web design and support organizations commensurately.

Reflecting the level of interest in such services in the marketplace, as of quarter end, the company was delivering integrated Web design, hosting and online promotion services to more than 2,000 small business customers and generating from them more than $1.0 million of annualized recurring revenues.

Although the company has been gratified by this confirmation of its strategy and the performance at production levels of its proprietary software tools, aspects of the business model were shown to require further improvement and testing before increased scale could be justified. As a result, in early March, the company announced its intention to place more emphasis on further developing indirect channel distribution and improving the efficiency of its delivery. Because of this decision the company substantially reduced the size of its staff, and will be concentrating the Web site and software development teams in Atlanta. This will ensure greater interaction with the rest of the team and foster synergies with our large core hosting customer base. These changes will also substantially lower expenses.

At the same time the company is continuing to develop the mainstream market and to stabilize its core hosting revenues, it is also substantially upgrading its data centers, its network environment and its products. The company has recently reorganized its management structure to achieve greater interaction and cooperation among lines of business and departments to ensure that these upgrades are managed optimally.

CASH POSITION

Interland ended the period with a healthy cash position and balance sheet. As of February 29, 2004, Interland's cash and investments position, which includes cash and equivalents of $36.9 million, short-term investments of $2.0 million and restricted investments of $11.4 million, was $50.3 million. The change in cash balances from last quarter consists of: cash used in operating activities of $4.7 million (including payments of previously recorded liabilities of $4.4 million); repayments of debt and capital lease obligations of $2.6 million; capital expenditures of $2.9 million (including $0.8 million related to customer satisfaction initiatives); capital lease buyouts of $0.2 million; and cash used in discontinued operations of $0.8 million.

FUTURE GUIDANCE

The company expects the combination of the continued stabilization of core hosting revenues, the recently announced refocus on mainstream market testing, and the increased cost control resulting from line of business management to lead to a return to positive EBITDA, starting in the fourth quarter, once the costs of implementing these changes have been absorbed in the third quarter.

The company anticipates about $8 million in depreciation and amortization expenses each quarter, and, consequently, a net loss in each quarter.

In the third quarter, the company expects to devote about $4 million in capital expenditures to its customer satisfaction initiatives. About $0.9 million will be devoted to capital lease buyouts over the second half of the fiscal year. The company's other capital expenditures, primarily for new servers and related equipment, are expected to remain at about $2.0 million each quarter.

CONFERENCE CALL

Interland will conduct a conference call today at 4:30 p.m. EST, accessible by calling 312-461-0943, no pass code necessary, or via the Internet at www.interland.com under the Investor Relations section. A replay of the conference call will also be available at 402-220-2306, passcode: 6217746, and at the Web site. The audio archive of the conference call on the Web site will be available for a period of at least one year.

ABOUT INTERLAND

Interland, Inc. (Nasdaq: INLD) is a leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized Web hosting, e-commerce, application hosting, and Web site development, marketing and optimization tools. For more information about Interland, please visit www.interland.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this press release, statements in this press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for fiscal 2004; our belief that net expenditures for our Mainstream market growth strategy will be on plan for the balance of the year; our expectation about the amount of our operating loss and EBITDA in the remainder of fiscal year 2004; our forecast of capital expenditures in the fiscal year; our forecast for company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements in this press release. Factors which could affect these forward-looking statements, and Interland's business, include but are not limited to: the ability to operate within budgeted expense, the ability of the company to improve customer satisfaction, reduce churn, and expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the possible lack of availability of our restricted investments, the retention of key employees, investments in new business opportunities, the company's ability to make infrastructure investments at a lower cost per customer than its competition, higher than expected costs of litigation and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update its forward-looking statements.

INTERLAND, INC.
CONSOLIDATED INCOME STATEMENTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                               FOR THE THREE MONTHS
                                                                      ENDED                 FOR THE SIX MONTHS ENDED
                                                           -----------------------------  ----------------------------
                                                             FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,
                                                               2004            2003           2004           2003
                                                           --------------  -------------  -------------  -------------

     Revenues                                                $  26,029       $ 26,114       $ 52,716        $ 53,397

     Operating costs and expenses:
       Network operating costs, exclusive of depreciation
         shown below                                             7,066          9,830         14,164          19,170
       Sales and marketing, exclusive of depreciation
         shown below                                             6,535          5,033         11,741           9,872
       Technical support, exclusive of depreciation shown
         below                                                   4,641          3,777          9,446           7,521
       General and administrative, exclusive of
         depreciation shown below                                7,854         10,452         15,977          20,256
       Bad debt expense                                            935          1,770          2,066           3,816
       Depreciation and amortization                             8,241         13,215         16,422          25,395
       Restructuring costs                                       -              3,675          -               3,440
       Merger and integration costs                              -                433          -                 527
       Other expense (income), net                                 (48)            21            (73)             71
                                                           --------------  -------------  -------------  -------------
       Total operating costs and expenses                       35,224         48,206         69,743          90,068
                                                           --------------  -------------  -------------  -------------
     Operating loss                                             (9,195)       (22,092)       (17,027)        (36,671)
     Interest income (expense), net                               (166)           (50)          (304)            151
                                                           --------------  -------------  -------------  -------------
     Loss from continuing operations before taxes               (9,361)       (22,142)       (17,331)        (36,520)
     Income tax benefit (expense)                                -              -              -               -
                                                           --------------  -------------  -------------  -------------
     Net loss from continuing operations                        (9,361)       (22,142)       (17,331)        (36,520)
     Loss from discontinued operations, net of tax                (739)          (281)        (1,321)           (315)
                                                           --------------  -------------  -------------  -------------
     Net loss                                                $ (10,100)     $ (22,423)     $ (18,652)      $ (36,835)
                                                           ==============  =============  =============  =============

     Net loss per share, basic and diluted:
       Continuing operations                                 $   (0.58)       $ (1.56)      $  (1.07)       $  (2.59)

       Discontinued operations                                   (0.04)         (0.02)         (0.08)          (0.02)
                                                           --------------  -------------  -------------  -------------
                                                             $   (0.62)       $ (1.58)      $  (1.15)       $  (2.61)
                                                           ==============  =============  =============  =============

     Number of shares used in per share calculation:
          Basic and diluted                                     16,213         14,196         16,188          14,099

INTERLAND, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                                               AS OF
                                                                               --------------------------------------
                                                                                 FEBRUARY 29,          AUGUST 31,
                                                                                     2004                 2003
                                                                               -----------------     ----------------

Assets
        Cash and cash equivalents                                                $   36,924            $  35,255
        Short term investments                                                        2,000               16,300
        Receivables, net                                                              4,325                5,160
        Income taxes recoverable                                                        612                  612
        Other current assets                                                          2,700                3,210
        Restricted investments                                                          387                  362
                                                                               -----------------     ----------------
Total current assets                                                                 46,948               60,899

        Restricted investments                                                       11,037               18,264
        Property plant and equipment, net                                            30,736               35,935
        Goodwill                                                                     66,526               66,646
        Intangibles, net                                                             20,650               24,791
        Other assets                                                                    478                  507
                                                                               -----------------     ----------------
Total assets                                                                     $  176,375            $ 207,042
                                                                               =================     ================
Liabilities and shareholders' equity
       Accounts payable                                                          $    1,474             $  1,488
       Accrued expenses                                                              18,403               23,655
       Current portion of long-term debt and capital lease obligations                4,673               10,845
       Deferred revenue                                                               8,738               10,991
                                                                               -----------------     ----------------
Total current liabilities                                                            33,288               46,979

      Long-term debt and capital lease obligations                                    4,182                1,654
      Deferred revenue, long-term                                                       334                  354
      Other liabilities                                                               4,018                5,397
                                                                                -----------------     ----------------
Total liabilities                                                                    41,822               54,384
                                                                               -----------------     ----------------
Commitments and contingencies

Shareholders' equity
     Common stock, $.01 par value, authorized 21 million shares,
     Issued and outstanding 16.3 and 16.3 million shares, repectively                   164                  164
     Additional capital                                                             322,724              322,523
     Warrants                                                                         4,990                4,990
     Deferred compensation                                                             (699)              (1,046)
     Note receivable from shareholder                                                (2,735)              (2,735)
     Accumulated deficit                                                           (189,891)            (171,238)
                                                                               -----------------     ----------------
Total shareholders' equity                                                          134,553              152,658
                                                                               -----------------     ----------------
Total liabilities and shareholders' equity                                       $  176,375           $  207,042
                                                                               -----------------     ----------------

INTERLAND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(IN THOUSANDS)
(UNAUDITED)

                                                                              FOR THE SIX MONTHS ENDED
                                                                            ----------------------------------------
                                                                             FEBRUARY 29,            FEBRUARY 28,
                                                                                 2004                    2003
                                                                            -----------------      -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                       $    (18,652)         $   (36,835)
Adjustments to reconcile net loss to net cash used in
    operating activities from continuing operations:
            Loss from discontinued operations                                         1,321                  315
            Depreciation and amortization                                            16,422               25,395
            Bad debt expense                                                          2,066                3,816
            Gain on sale of assets                                                      (71)                   -
            Other non-cash adjustments                                                  548                1,099
            Changes in operating assets and liabilities
            net of effect of acquisitions:
                  Receivables, net                                                   (1,231)              (1,538)
                  Other current and non current assets                                  540                  435
                  Accounts payable, accrued expenses,                                (7,879)              (8,237)
                  other liabilities and deferred revenue
                                                                            -----------------      -----------------
       Cash used in operating activities of continuing operations                    (6,936)             (15,550)
                                                                            -----------------      -----------------
       CASH FLOWS FROM INVESTING ACTIVITIES
            Expenditures for property, plant, and equipment                          (5,545)              (6,524)
            Purchases of held-to-maturity investment securities                      (1,500)             (24,308)
            Proceeds from held-to-maturity investment securities                     15,800               41,600
            Net change in restricted investments                                      7,201               13,059
            Acquisitions, net of cash acquired                                          120               (4,459)
                                                                            -----------------      -----------------
       Cash provided by investing activities of continuing operations                16,076               19,368
                                                                            -----------------      -----------------
       CASH FLOWS FROM FINANCING ACTIVITIES
            Repayments of debt and capital lease obligations                         (6,112)             (14,790)
            Proceeds from issuance of common stock                                                           433
            Other                                                                         -                  (17)
                                                                            -----------------      -----------------
       Cash used in financing activities of continuing operations                    (6,112)             (14,374)
                                                                            -----------------      -----------------
       Net cash provided by continuing operations                                     3,028              (10,556)
       Net cash used in discontinued operations                                      (1,359)              (1,366)
                                                                            -----------------      -----------------
       Net increases in cash and cash equivalents                                     1,669              (11,922)
       Cash and cash equivalents at beginning of period                              35,255               62,693
                                                                            -----------------      -----------------
       Cash and cash equivalents at end of period                            $       36,924          $    50,771
                                                                            =================      =================


INTERLAND, INC. CONSOLIDATED
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
(IN THOUSANDS)
(UNAUDITED)

                                                                FOR THE THREE MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                                              --------------------------------    -------------------------------
                                                              FEBRUARY 29,      FEBRUARY 29,      FEBRUARY 29,     FEBRUARY 29,
                                                                  2004              2003              2004             2003
                                                              -------------   ----------------    -------------  -----------------
                                                                       in thousands                        in thousands

Net loss                                                       $   (10,100)      $   (22,423)      $  (18,652)      $   (36,835)
                                                              -------------     -------------     -------------    -------------
     Depreciation and amortization                                   8,241            13,215           16,422            25,395
     Interest expense (income)                                         166                50              304              (151)
     Discontinued operations                                           739               281            1,321               315
                                                              -------------     -------------     -------------    -------------
EBITDA from continuing operations                              $      (954)      $    (8,877)            (605)      $   (11,276)
                                                              =============   ================    =============    =============

     Interest income / (expense)                                      (166)              (50)            (304)              151
     Provision for bad debts                                           935             1,770            2,066             3,816
     Loss on the sale of assets                                        (48)                -              (70)                -
     Other non-cash adjustments                                        375               859              548             1,099
     Changes in assets and liabilities:
     Income tax recoverable                                             -                778                -               778
     Receivables, net                                                 (633)            1,152           (1,231)           (1,538)
     Other current assets                                              176              (682)             540              (343)
     Accounts payable, accrued expenses, and deferred
       revenue                                                      (4,421)           (5,475)          (7,880)           (8,237)
                                                              -------------     -------------     -------------    -------------
Net cash provided by (used in) operating activities            $    (4,736)      $   (10,525)      $   (6,936)      $   (15,550)
                                                              ==============    ==============    =============    ==============



EBITDA from continuing operations is defined as net income from continuing operations less (i) provision for income taxes, (ii) interest income or expense, and (iii) depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principals and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net income (loss), operating income (loss), or cash flow from continuing operations as indicators of operating performance. The effect of taxes and interest on Interland's net loss is not significant, but depreciation and amortization, primarily as a result of acquisitions, is significant. The Company believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating efficiencies more readily apparent.